UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2020

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	43837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1621 North Kent Street, Suite 1200, Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

703-387-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	RST	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2020, the Board of Directors (the “Board”) of Rosetta Stone Inc. (the “Company”) approved amendments to the Company’s bylaws (the “Bylaws”), which became effective upon approval. The amendments to the Bylaws:

•

provide for the declassification of the Company’s Board beginning at the 2021 annual meeting of stockholders, such that the Board will cease to be classified at the 2023 annual meeting of stockholders;

•

provide that, in uncontested elections, director nominees will be elected by a majority of the votes cast, which requires that the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; and

•	revise the exclusive forum provision to specify that the provision shall not apply to claims for which the federal courts have exclusive jurisdiction.

The Board also approved changes to the Company’s Corporate Governance Guidelines to add procedures requiring a director to tender a resignation where, in an uncontested election, the votes cast against such director’s election exceeded the votes cast for such director’s election.

The foregoing amendments had been previously approved by the Board in February 2020, subject to stockholder approval of a proposed amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). The proposed Charter amendment provided for the elimination of a provision stating that directors may be removed from the Board by the stockholders of the Company only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the total voting power of all then outstanding stock entitled to vote in the election of directors (the “for cause” provision). Section 141(k)(1) of the Delaware General Corporation Law permits a corporation to include a for cause provision in its Charter only in circumstances where the corporation has a classified board structure.  In order to be approved, the Charter amendment required the affirmative vote of the holders of at least 66 2/3% of the total voting power of the shares outstanding on April 20, 2020, the record date for the 2020 Annual Meeting, and entitled to vote in the election of directors.

On June 11, 2020, the Company held its 2020 Annual Meeting. Although over 99% of the votes cast on the Charter amendment proposal were cast in favor of the Charter amendment, those votes represented only 58% of the Company’s outstanding shares on the record date for the 2020 Annual Meeting. Accordingly, as the required vote threshold was not achieved, the Charter amendment was not approved.

Although the Charter amendment was not approved, the Board continues to believe that declassification of the Board is in the best interest of the Company and its stockholders. In approving the amendments to the Bylaws to declassify the Board, the Board considered the overwhelming support of the stockholders who cast votes on the Charter amendment proposal at the 2020 Annual Meeting as well as other communications from stockholders supporting the elimination of the classified Board structure and staggered director terms. The Board also acknowledged that the existing “for cause” provision of the Charter would be rendered invalid as a matter of Delaware law once the Board is declassified.

The foregoing description of the amendments to the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The amended Corporate Governance Guidelines are available on the Company’s website.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2020

ROSETTA STONE INC.
By:	/s/ Sean J. Klein
Name: Sean J. Klein
Title: General Counsel and Secretary